EXELON CORPORATION DEFERRED COMPENSATION PLAN (As Amended and Restated Effective December 1, 2025)

2 EXELON CORPORATION DEFERRED COMPENSATION PLAN (As Amended and Restated Effective December 1, 2025) ARTICLE I Plan Merger; Purpose Commonwealth Edison Company, a wholly-owned subsidiary of Exelon Corporation (the “Company”), sponsored the Commonwealth Edison Company Excess Benefit Savings Plan, as established, effective August 1, 1994, as subsequently amended from time to time and as amended and restated, effective October 1, 1998 (the “Excess Savings Plan”), to provide benefits to a select group of management or highly compensated employees within the meaning of sections 201(2), 301(a)(3) and 401(a)(1) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and Department of Labor Regulation 29 CFR § 2520.104-23 equal to the benefits that would be paid under the 401(k) Plan (as defined in Section 2.1(d)) it sponsored for the benefit of its employees and those of adopting employers but for the application of any of sections 401(a)(17), 402(g), 401(k), 401(m) or 415 of the Internal Revenue Code of 1986, as amended (the “Code”) and any other similar provisions set forth in the Code that limit or reduce such benefits (hereinafter collectively referred to as the “Limitations”), and, effective January 1, 1999, to provide for payment of deferred compensation to such employees. Effective as of October 20, 2000, the Company assumed sponsorship of the PECO Energy Company Deferred Compensation and Supplemental Pension Benefit Plan, as established effective November 1, 1981 and as subsequently amended from time to time (the “Deferred Compensation Plan”) and the PECO Energy Company Management Group Deferred Compensation Plan, as established effective June 1, 1988 and as subsequently amended from time to time (the “Management Deferred Compensation Plan”), which were established in part to provide for payment of deferred compensation to a select group of management or highly compensated employees. Effective January 1, 2001, the Company assumed sponsorship of the Excess Savings Plan and further assumed the liabilities and obligations of PECO Energy Company with respect to those portions of the Deferred Compensation Plan and the Management Deferred Compensation Plan providing for the deferral of compensation, and the liabilities and obligations of Commonwealth Edison Company with respect to the Excess Savings Plan. Also, effective January 1, 2001, (i) those portions of the Deferred Compensation Plan and the Management Deferred Compensation Plan that provided for the deferral of compensation were hereby merged into the Excess Savings Plan, and (ii) the Excess Savings Plan was amended and restated to be the Exelon Corporation Deferred Compensation Plan (the “Plan”). Effective January 1, 2005, the Plan was amended and restated for the purpose of (i) complying in good faith with the requirements of section 409A of the Code and (ii) providing for changes to the time and form of benefit payments under the Plan as permitted pursuant to transition rules adopted by the Internal Revenue Service under section 409A of the Code. The Plan is hereby amended and restated effective December 1, 2025. The rights and benefits of any Participant whose employment terminated prior to December 1, 2025 shall be determined under the terms of the Plan as in effect on the date of termination. The purpose of the

3 Plan is to restore to a select group of management or highly compensated employees (within the meaning of sections 201(2), 301(a)(3) and 401(a)(1) of ERISA and Department of Labor Regulation 29 CFR § 2520.104-23) the benefits that would be paid under any 401(k) Plan sponsored by the Company or any Subsidiary that sponsors such a plan for the benefit of its employees but for the application of any of the Limitations, to provide for payment of deferred compensation to such employees, and to provide uniform rules and regulations of plan administration. ARTICLE II Definitions All capitalized terms used herein shall have the respective meanings set forth in Article I or below: (a) “Compensation” means, with respect to any Participant, such Participant’s compensation taken into account under the Participant’s 401(k) Plan for the Plan Year, except that the dollar limitation imposed on tax-qualified plans under section 401(a)(17) of the Code shall not apply. (b) “Eligible Employee” means, for any Plan Year, an individual who is an active employee of an Employer that has adopted the Plan, has been notified of his or her eligibility to participate in the Plan and who is: (i) an officer of an Employer; or (ii) an employee whose classification on his or her Employer’s payroll is at least Salary Band E05 (i.e., “key management”) or its equivalent. (c) “Employer” means the Company or any Subsidiary that, with the consent of the Company, has adopted the Plan. (d) “Fixed Contribution Account” means the bookkeeping account established on behalf of a Participant pursuant to Section 5.3. (e) “401(k) Plan” means, with respect to any Participant, the Exelon Corporation Employee Savings Plan or such other tax-qualified defined contribution plan adopted by the Participant’s Employer which contains a qualified cash or deferred arrangement (within the meaning of Section 401(k) of the Code). (f) “Matching Contribution Account” means the bookkeeping account established on behalf of a Participant pursuant to Section 5.2. (g) “Participant” means an individual who has satisfied the participation requirements of Section 3.1 and has not terminated participation in the Plan pursuant to Section 3.2. (h) “Plan Administrator” means the individual or institution described in Section 8.1.

4 (i) “Plan Year” means the calendar year. (j) “Retirement Account” means the bookkeeping account established on behalf of a Participant pursuant to Section 5.1. (k) “Retirement Age” shall mean a Participant’s separation from service with the Employers either (i) on or after attainment of age 60 or (ii) on or after attainment of age 50 and completion of at least ten years of service with the Employers. (l) “Subsidiary” means a corporation in which the Company owns, directly or indirectly, at least 50% of the combined voting power of all classes of stock entitled to vote. ARTICLE III Eligibility and Participation 3.1 Commencement of Participation. Each individual who was a participant in the Plan on November 30, 2025 shall be a Participant as of December 1, 2025. Any other Eligible Employee may, by filing an election in accordance with Article IV, become a Participant as of the effective date of such election. 3.2 Termination of Participation. Each Participant shall remain a Participant until such individual receives a distribution of the entire balance of his or her accounts hereunder. ARTICLE IV Elections 4.1 Excess 401(k) Contributions Election. An individual who is an Eligible Employee with respect to a Plan Year may elect, in the manner specified by the Plan Administrator, to defer receipt of his or her Compensation in an amount equal to the amount by which his or her pre-tax contributions to the 401(k) Plan for such Plan Year would exceed one or more of the Limitations if such contributions were made to the 401(k) Plan pursuant to the elections in effect thereunder with respect to such employee as of the first day of such Plan Year but without regard to such Limitations. An election under this Section 4.1 shall apply only with respect to Compensation earned after the effective date of the election and the date on which the employee’s before-tax contributions to the 401(k) Plan relating to such Compensation would exceed one or more of the Limitations but the amount deferred may be supplemented, pursuant to Section 5.3. Any changes to a Participant’s election under the 401(k) Plan during a Plan Year shall not affect the calculation of the amounts deferred with respect to such Plan Year pursuant to this Section 4.1. 4.2 Base Salary Deferral Elections. For Plan Years prior to January 1, 2007, an individual who is an Eligible Employee with respect to a Plan Year may elect, in the manner specified by the Plan Administrator, to defer receipt of a whole percentage (not exceeding 75%)of his or her base salary for such Plan Year. An election under this Section 4.2 shall apply only with respect to that portion of the employee’s base salary for such Plan Year earned after the effective date of the election.

5 4.3 Incentive Award Elections. For Plan Years prior to January 1, 2007, an individual who is an Eligible Employee with respect to a Plan Year and who may become entitled during such Plan Year to receive an award under any annual incentive plan of an Employer (or a business unit or department thereof) may elect, in the manner specified by the Plan Administrator, to defer receipt of all or a whole percentage of such annual incentive award. An Eligible Employee may elect, in a manner specified by the Plan Administrator, to defer any portion of a performance share unit award granted under the Company’s long term incentive plan that becomes payable in cash during 2005. No portion of a performance share unit award that becomes payable in cash during 2006 or later shall be eligible for deferral. 4.4 SERP “Transfer” Elections. An individual who is an Eligible Employee with respect to a Plan Year ending on or before December 31, 2005 and who separates from service during such Plan Year may elect to receive payment of his or her non-qualified supplemental pension benefit (if any) pursuant to the distribution terms of this Plan by filing an election in the time and manner specified by the Plan Administrator, which for the Plan Year ending December 31, 2005 shall be in accordance with section 409A of the Code and regulations issued thereunder. 4.5 Election Due Dates. An election under this Article IV shall be made (i) with respect to the Plan Year in which an Eligible Employee first becomes eligible to participate in the Plan, no later than 30 days after such individual becomes so eligible, and (ii) with respect to any other Plan Year, at such time as the Plan Administrator shall designate, provided that (A) each election to defer performance-based compensation, within the meaning of section 409A of the Code, that is based on a performance period of at least 12 months, shall be made not later than six months before the last day of the applicable performance period and before such compensation has become both substantially certain to be paid and readily ascertainable and (B) each election to defer any compensation other than performance-based compensation described in clause (A) shall be made not later than December 31 of the calendar year preceding the year in which any amount subject to such election is earned, or such other time determined by the Plan Administrator in accordance section 409A of the Code and regulations issued thereunder. 4.6 Irrevocability/Effect of Elections. An election under this Article IV with respect to any Plan Year shall be irrevocable, except as otherwise provided herein or as determined by the Plan Administrator in accordance with section 409A of the Code and regulations issued thereunder. Any election under this Article IV shall authorize the Participant’s Employer to reduce the compensation otherwise payable to the Participant in a manner consistent with such election. ARTICLE V Accounts 5.1 Retirement Accounts. A Retirement Account shall be established on the books of the Company and each Subsidiary in the name and on behalf of each Participant who is an Eligible Employee of such Subsidiary. A Participant’s Retirement Account shall be credited with (a) the amounts deferred by such individual pursuant to his or her elections under Article IV, as of the respective dates such amounts would have been paid to the Participant but for such elections, and (b) an amount equal to the aggregate amounts credited to such Participant’s deferred compensation accounts under the Plan

6 immediately prior to January 1, 2005. 5.2 Matching Contribution Accounts. A Matching Contribution Account shall be established on the books of the Company and each Subsidiary in the name and on behalf of each Participant who is an Eligible Employee of such Subsidiary who has made an election under Section 4.1. The Matching Contribution Account of a Participant who has filed an election pursuant to Section 4.1 for a Plan Year shall be credited with an amount equal to the amount by which the Participant’s matching contributions (as defined in section 401(m)(4)(A)(ii) of the Code) to the 401(k) Plan for such Plan Year would have exceeded one or more of the Limitations if such contributions were made to the 401(k) Plan pursuant to the elections in effect thereunder for such Participant as of the first day of such Plan Year but without regard to such Limitations. Such amounts shall be credited to the Participant’s Matching Contribution Account as of the respective dates the related amounts would have been credited to the Participant’s matching contributions account under the 401(k) Plan. Any changes to a Participant’s election under the 401(k) Plan during a Plan Year shall not affect the calculation of the amounts credited to the Participant’s Matching Contribution Account with respect to such Plan Year pursuant to this Section 5.2, except as may be determined by the Plan Administrator in accordance with section 409A of the Code and regulations issued thereunder. The amounts credited to a Participant’s Matching Contribution Account shall be credited in accordance with the Participant’s investment benchmark elections or, if no such election is made, to the default investment alternative determined in accordance with the terms of the 401(k) Plan. 5.3 Fixed Contribution Accounts. A Fixed Contribution Account shall be established on the books of the Company and each Subsidiary in the name and on behalf of each Participant who is an Eligible Employee of such Subsidiary who are eligible for Fixed Contributions as described in this Section 5.3. The Fixed Contribution Account of a Participant shall be credited each applicable Plan Year with an amount equal to the amount by which the Participant’s fixed employer contributions to the 401(k) Plan for such Plan Year would have exceeded one or more of the Limitations if such contributions were made to the 401(k) Plan for such Participant but without regard to such Limitations. Such amounts shall be credited to the Participant’s Fixed Contribution Account as of the respective dates the related amounts would have been credited to the Participant’s fixed contributions account under the 401(k) Plan. The amounts credited to a Participant’s Fixed Contribution Account shall be credited in accordance with the Participant’s investment benchmark elections or, if no such election is made, to the default investment alternative determined in accordance with the terms of the 401(k) Plan. During the 2024 calendar year, the Company, in its sole discretion, may decide to make a discretionary contribution to the Fixed Contribution Account of any Participant whose Retirement Accounts includes excess 401(k) Plan contributions. The amount of such discretionary contribution will be equal to the amount determined by the Company, in its sole discretion, and such amount need not be uniform among Participants. Any discretionary contribution made under this Section 5.3 shall be credited to the Participant’s Fixed Contribution Account at such time as determined by the Company in its sole discretion. The time and form of payment of any such discretionary contribution, will be the determined by the Participant’s election and the payment timing rules of Article VI of the Plan.

7 5.4 Vesting. Amounts credited to a Participant’s Retirement Account and Matching Contribution Account pursuant to the terms of the Plan shall be fully vested and not subject to forfeiture for any reason. 5.5 Earnings Elections. Each Participant’s Retirement Account shall be divided into separate subaccounts with respect to each earnings election made by such Participant pursuant to this Section 5.5. (a) Investment Benchmarks. The Plan Administrator shall from time to time designate two or more investment benchmarks, the rates of return or loss of which, based upon a Participant’s earnings elections, shall be used to determine the rate of return or loss to be credited to the subaccounts established within the Participant’s Retirement Account pursuant to this Section 5.5. A Participant’s earnings election shall specify the percentages of the Participant’s Retirement Account allocated to the subaccounts with respect to each investment benchmark selected by the Participant in whole percentages. The Company may in its discretion, but need not, actually invest assets of the Employers in accordance with the Participant’s earnings elections. (b) Timing of Earnings Elections. Upon the commencement of participation in the Plan, each Participant shall designate, in the manner specified by the Plan Administrator, the whole percentage of the Participant’s Retirement Account balance to be invested in each investment benchmark. Thereafter, a Participant may change his or her earnings election with respect to his or her Retirement Account at the times and in the manner specified by the Plan Administrator. A revised earnings election shall specify whether it applies to the then-balance of a Participant’s Retirement Account, to the future amounts credited to the Participant’s Retirement Account pursuant to Section 5.1, or both. ARTICLE VI Distributions 6.1 Form of Distributions. (a) Each Participant who separates from service on or before December 31, 2005 may elect to receive payment of his or her account balances hereunder in one of the following forms by filing an election in the manner specified by the Plan Administrator: (i) a lump sum; or (ii) a series of annual installments over a period of up to 15 years; provided that a Participant who separates from service prior to attaining Retirement Age shall not be eligible to receive installments over a period of more than three years. Each such Participant who separates from service during 2005 may make separate payment elections with respect to (A) the portion of his or her account which was deferred and became vested prior to January 1, 2005 and (B) the portion of his or her account which was deferred or became vested on or after January 1, 2005.

8 (b) Each Participant who separates from service on or after January 1, 2006, but prior to attaining Retirement Age, shall receive payment of his or her account balances hereunder in a single sum. (c) Each Participant who separates from service on or after January 1, 2006 and upon or after attaining Retirement Age may elect to receive payment of his or her account balances hereunder (together with his or her account balance under the Exelon Corporation Stock Deferral Plan) in one of the following forms by filing an election in the manner specified by the Plan Administrator: (i) a lump sum; or (ii) a series of annual installments over a period of up to 15 years. Each such Participant who separates from service during 2006 may make separate payment elections with respect to (A) the portion of his or her account which was deferred and became vested prior to January 1, 2005 and (B) the portion of his or her account which was deferred or became vested on or after January 1, 2005. Notwithstanding the foregoing, if the aggregate balance of the Participant’s accounts hereunder does not exceed $25,000 as of the date of the Participant’s separation from service or any subsequent Valuation Date (as defined below), such Participant’s benefit hereunder shall be distributed in a lump sum. 6.2 Timing of Distributions. (a) Except as otherwise provided in this Section 6.2, Section 6.3, Section 6.4 or Section 6.7, the balance of a Participant’s accounts hereunder (together with his or her account balance under the Exelon Corporation Stock Deferral Plan) shall be paid or commence to be paid in accordance with Section 6.1 during the first month of the first full calendar quarter immediately following the date that is six months following the date on which the Participant separates from service, within the meaning of section 409A of the Code. In the case of a Participant who has elected annual installment payments, the remaining annual installments shall be paid as soon as practicable after April 1 of the calendar year following the calendar year in which the first such payment is made, and as soon as practicable, following each succeeding April 1. The amount of each installment payment shall be determined by dividing the balance of the Participant’s accounts hereunder as of the April 1, or if such April 1 is not a business day, as of the first business day preceding such April 1, (the “Valuation Date”) preceding such payment by the total number of installment payments remaining in the installment period elected by the Participant. (b) Notwithstanding Section 6.2(a), each Participant shall have a single opportunity to defer the date on which such Participant’s accounts shall be paid or commence; provided, however, that in accordance with section 409A of the Code (i) no such deferred payment election shall become effective until the first anniversary of the date such deferred payment election is made, (ii) no deferred payment election shall be effective if the Participant is scheduled, pursuant to Section 6.2(a), to receive or begin receiving payments within one year after the date such deferred payment election is made and (iii) such deferred payment election provides for payments to the Participant to be made or begin at least five years later than the date on which such distribution was previously scheduled to be made or begin pursuant to Section 6.2(a). In the event such a deferred payment election does not become effective, the time and manner of payment of such

9 Participant’s accounts shall be governed by Section 6.2(a). 6.3 Hardship Withdrawals. Notwithstanding the provisions of Section 6.1, a Participant who is an active employee of the Company or a Subsidiary may request a withdrawal from his or her accounts hereunder of an amount that is reasonably necessary to satisfy an Unforeseeable Financial Emergency. For purposes of the Plan, an “Unforeseeable Financial Emergency” shall mean (i) a severe financial hardship to a Participant resulting from an illness or accident of the Participant, or the spouse or a dependent (as defined in section 152(a) of the Code) of the Participant, (ii) the loss of a Participant’s property due to casualty or (iii) such other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant, within the meaning of section 409A of the Code. A Participant’s written request for such a payment shall describe the circumstances which the Participant believes justify the payment and an estimate of the amount necessary to eliminate the Unforeseeable Financial Emergency. The Plan Administrator will have the authority to grant or deny any such request. A payment shall not be made pursuant to this Section to the extent the Unforeseeable Financial Emergency may be relieved through reimbursement or compensation from insurance or otherwise, by liquidation of the Participant’s assets, to the extent the liquidation of such assets would not cause a severe financial hardship, or by the cessation of deferrals under the Plan. A payment pursuant to this Section 6.3 may not exceed the amount necessary to meet such financial need (including amounts necessary to pay any federal, state or local income taxes reasonably anticipated to result from the payment). Amounts withdrawn under this Section 6.3 shall be withdrawn pro- rata from the Participant’s Retirement Account and Matching Contribution Account, and thereafter from each subaccount established pursuant to the Participant’s investment benchmark elections. The elections under Article IV of any Participant who receives a hardship withdrawal under this Section 6.3 shall be suspended for the remaining portion of the Plan Year in which the withdrawal occurred and the Plan Year immediately thereafter. 6.4 Distributions in the Event of Death. If a Participant’s employment is terminated on account of the Participant’s death or the Participant dies after terminating employment but before distribution of his or her account balances hereunder has commenced, the balance of such accounts shall be distributed to the Participant’s beneficiary determined pursuant to Section 6.5 in a single lump sum as soon as practicable following the Valuation Date of the calendar year next following the Participant’s death. If a Participant dies after installment distributions have commenced, such installment distributions shall continue, for the balance of the installment period previously elected by the Participant, to the Participant’s beneficiary determined pursuant to Section 6.5. 6.5 Beneficiaries. A Participant shall have the right to designate a beneficiary or beneficiaries and to amend or revoke such beneficiary designation at any time, in writing delivered to the Plan Administrator. Any such designation, amendment or revocation shall be effective upon receipt by the Plan Administrator. If a Participant does not designate a beneficiary under this Plan, or if no designated beneficiary survives the Participant, the Participant’s estate shall be deemed to be the Participant’s beneficiary hereunder. 6.6 Timing of Distribution Elections; Default Elections. Subject to Section 6.7, a distribution election under Section 6.1 shall be made concurrently with such Participant’s initial deferral election under the Plan, or at such other time or times determined by the Plan Administrator in accordance with section 409A of the Code and regulations issued thereunder. If a Participant does not have a timely distribution election on file with the Plan Administrator, his or her accounts hereunder will be distributed in a lump sum.

10 6.7 Special Distribution Terms. Pursuant to the transition rule set forth in IRS Notice 2005-1, Q&A-19(c), and extended in the preamble to regulations proposed under section 409A of the Code and IRS Notice 2006-79 (the “Transition Rule”), Participants may make the special distribution elections described in Sections 6.7(a) and (b). (a) Each Participant may elect or change the form of payment of such Participant’s benefit payable upon separation from service by submitting an election on or before December 31, 2007 in accordance with procedures prescribed by the Plan Administrator, provided that (i) if a Participant’s distribution is made or commences in 2006, then such election shall be effective only if it is submitted on or before December 31, 2005, and (ii) if a Participant’s distribution is made or commences in 2007, then such election shall be effective only if it is submitted on or before December 31, 2006. (b) Each Participant may elect to receive a distribution of the entire portion of such Participant’s Plan account attributable to Plan Years prior to January 1, 2007 in a lump sum cash payment in the third quarter of 2007, by submitting such election on or before December 31, 2006 in accordance with procedures prescribed by the Plan Administrator, provided that such election shall be null and void if such Participant’s distribution under the Plan otherwise would be made or commence prior to January 1, 2007. (c) Notwithstanding the preceding provisions of this Section 6.7, pursuant to resolutions adopted by the Compensation Committee of the Board of Directors of the Company on December 5, 2006, each Participant who elected pursuant to Section 4.3 to defer receipt of a 2006 annual incentive award payable to such Participant by an Employer shall be deemed to have elected, pursuant to the Transition Rule, to change the date on which such annual incentive award is payable, such that the annual incentive award shall be payable in a lump sum distribution on or about the second payroll date occurring in February of 2007. 6.8 Withholding. The Company may withhold from any amounts payable under this Plan or otherwise payable to a Participant or beneficiary any taxes the Company determines to be appropriate under applicable law and may report all such amounts payable to such authority in accordance with any applicable law or regulation. In addition, the Company may adjust the timing of any payment under this Plan consistent with the tax treatment of such payment including, without limitation, to comply with section 409A of the Code. 6.9 Facility of Payment. Whenever and as often as any Participant entitled to payments under the Plan shall be incompetent or, in the opinion of the Plan Administrator would fail to derive benefit from distribution of funds under the Plan, the Plan Administrator, in its sole and exclusive discretion, may direct that any or all payments hereunder be made (a) directly to or for the benefit of such Participant, (b) to the Participant’s legal guardian or conservator; or (c) to relatives of the Participant. The decision of the Plan Administrator in such matters shall be final, binding and conclusive upon the Employers, the Participant and every other person or party interested or concerned. The Employers and the Plan Administrator shall not be under any duty to see to the proper application of such payments made to a Participant, conservator, guardian or relatives of a Participant.

11 ARTICLE VII Application of ERISA, Funding 7.1 Application of ERISA. Amounts deferred pursuant to any election made under the Plan are intended to constitute an unfunded plan maintained primarily for the purpose of providing deferred compensation to a select group of management or highly compensated employees within the meaning of sections 201(2), 301(a)(3) and 401(a)(1) of ERISA and Department of Labor Regulation § 2520.104-23. 7.2 Funding. The Plan shall not be a funded plan, and neither the Company nor any Subsidiary shall be under any obligation to set aside any funds for the purpose of making payments under this Plan. Any payments hereunder shall be made out of the general assets of the Employers and no Participant or beneficiary shall have any right to any specific assets. 7.3 Trust. The Company may, but is not required to establish a trust for the purpose of administering assets of the Company and the Subsidiaries to be used for the purpose of satisfying their obligations under the Plan and those obligations formerly under the Excess Savings Plan, the Deferred Compensation Plan and the Management Deferred Compensation Plan which have been herein assumed by the Company. Any such trust shall be established in such manner so as to be a “grantor trust” of which the Company is the grantor, within the meaning of section 671 et. seq. of the Code. The existence of any such trust shall not relieve the Company or any Subsidiary of their liabilities under the Plan, but the obligation of the Employers under the Plan shall be deemed satisfied to the extent paid from the trust. ARTICLE VIII Administration 8.1 Plan Administrator. The Plan shall be administered by the Vice President, Total Rewards (the “Plan Administrator”), or such other individual or individuals as may be designated by the Company. The Plan Administrator has the sole and absolute power and authority to interpret and apply the provisions of this Plan to a particular circumstance, make all factual and legal determinations, construe uncertain or disputed terms and make eligibility and benefit determinations in such manner and to such extent as the Plan Administrator in his or her sole discretion may determine. Benefits under the Plan will be paid only if the Plan Administrator decides, in his or her discretion, that an individual is entitled to such benefits. The Plan Administrator has the authority to delegate any of his or her duties or responsibilities. 8.2 Claims Procedure. In accordance with the regulations of the U.S. Department of Labor, the Company shall (i) provide adequate notice in writing to any Participant or beneficiary whose claim for benefits is denied, setting forth the specific reasons for such denial and written in a manner calculated to be understood by such Participant or beneficiary and (ii) afford a reasonable opportunity to any Participant or beneficiary whose claim for benefits has been denied for a full and fair review by the Plan Administrator of the decision denying the claim.

12 8.3 Expenses. All costs and expenses incurred in administering the Plan, including the expenses of the Plan Administrator, the fees of counsel and any agents of the Plan Administrator and other administrative expenses shall be paid by the Employers. The Plan Administrator, in its sole discretion, having regard to the nature of a particular expense, shall determine the portion of such expense to be borne by a particular Employer. 8.4 Indemnification. Neither the Plan Administrator nor any officer or employee of the Company shall be liable to any person for any action taken or omitted in connection with the interpretation and administration of the Plan unless attributable to his or her own willful misconduct or bad faith, and the Company shall indemnify and hold harmless such Plan Administrator, officers and employees from and against all claims, losses, damages, causes of action and expenses, including reasonable attorney fees and court costs, incurred in connection with such interpretation and administration of the Plan. ARTICLE IX Amendment and Termination The Company intends to maintain the Plan indefinitely. However, the Plan, or any provision thereof, may be amended, modified or terminated at any time by action of its Chief People Officer or such other senior officer to whom the Company has delegated amendment authority (without regard to any limitations imposed on such powers by the Code or ERISA), except that no such amendment or termination shall (i) reduce or cancel the amount credited to the accounts of any Participant hereunder immediately prior to the date of such amendment or termination or (ii) cause an acceleration or other change in a payment under the Plan that would result in penalties under section 409A of the Code. Upon the termination of the Plan, all account balances hereunder shall continue to be paid to Participants or their beneficiaries pursuant to the terms of the Plan and each Participant’s distribution election in effect; provided, however, that if the Plan is terminated in connection with a Change in Control Event, within the meaning of regulations or other guidance promulgated under section 409A of the Code, the Chief People Officer of the Company or such other senior officer to whom the Company has delegated amendment authority may elect, in his or her sole discretion, to pay out all accounts to Participants and beneficiaries within 12 months after the occurrence of such Change in Control Event. ARTICLE X Miscellaneous 10.1 Taxes. For each calendar year in which a Participant’s Compensation is reduced pursuant to this Plan, his or her Employer shall withhold from the Participant’s compensation which is not deferred pursuant to an election made hereunder the employee share of the FICA taxes imposed under section 3121 of the Code and any other applicable employment taxes in respect of amounts credited to the Participant’s accounts hereunder for such year. However, because the total amount of the employer matching contribution owed with respect to a Participant’s Compensation reduction in any calendar year is not finally determinable (and the related FICA taxes on that employer matching contribution are thus not required to be taken into account) until December 31 of any year, the employee share of FICA taxes owed with respect to

13 such employer matching contributions in any calendar year may be withheld either in the calendar year of the year in which a Participant’s Compensation is reduced, or in the immediately following calendar year (applying the FICA tax deferral rule in Treas. Reg. 31.3121(v)(2)-1(f)(3). The tax treatment of any payment provided under this Plan is not warranted or guaranteed. Neither the Company nor the Plan Administrator shall be liable for or required to reimburse any Participant for any taxes, interest, penalties, or other monetary amounts owed by the Participant or any other taxpayer as a result of the Plan or the payment or non-payment of any amount thereunder. By participating in the Plan, the Participant agrees to be solely and exclusively liable for any tax consequences (including without limitation any excise tax based on noncompliance with Code section 409A) associated with any benefit under the Plan. Nothing in this Plan shall be interpreted as creating in the Company, the Plan Administrator, or any other person a duty to optimize any tax treatment. 10.2 Nonassignment of Benefits. Notwithstanding anything contained in any 401(k) Plan to the contrary, it shall be a condition of the payment of benefits under this Plan that neither such benefits nor any portion thereof shall be assigned, alienated or transferred to any person voluntarily or by operation of any law, including any assignment, division or awarding of property under state domestic relations law (including community property law). Any such attempted or purported assignment, alienation or transfer shall be void. 10.3 No Guarantee of Employment. Nothing contained in this Plan shall be construed as a contract of employment between any Employer and any employee or as conferring a right on any employee to be continued in the employment of any Employer, or as a limitation of the right of an Employer to discharge any of its employees, with or without cause. 10.4 Adoption/Withdrawal by Subsidiaries. Any Subsidiary may, with the consent of the Company, adopt the Plan for the benefit of its employees who are Eligible Employees by delivery to the Company of a resolution of its board of directors or duly authorized committee to such effect, which resolution shall specify the date for which this Plan shall be effective with respect to the employees of such Subsidiary who are Eligible Employees. A Subsidiary may terminate its participation in the Plan at any time by giving written notice to the Company and the Plan Administrator. Upon such a withdrawal, the Plan Administrator shall transfer the benefits of such Participants under this Plan with respect to such Subsidiary directly to such Subsidiary at which time the remaining Employers shall have no further responsibility in respect of such amounts. 10.5 Gender and Number. Except when the context indicates to the contrary, when used herein, masculine terms shall be deemed to include the feminine and singular the plural. 10.6 Headings. The headings of Articles and Sections are included solely for convenience of reference, and if there is any conflict between such headings and the text of the Plan, the text shall control. 10.7 Invalidity. If any provision of this Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and the Plan shall be enforced and construed as if such provisions, to the extent invalid or unenforceable, had not been included. 10.8 Successors and Assigns. The provisions of the Plan shall bind and inure to the

14 benefit of the Company and each Subsidiary and their successors and assigns, as well as each Participant and his or her successors. 10.9 Law Governing. Except as provided by any federal law, the provisions of the Plan shall be construed in accordance with and governed by the laws of the Commonwealth of Pennsylvania. 10.10 Compliance With Section 409A of Code. This Plan is intended to comply with the provisions of section 409A of the Code, and shall be interpreted and construed accordingly. 10.11 Recoupment. Notwithstanding any provision of the Plan to the contrary, benefits paid or payable to a Participant under the Plan shall be subject to any executive or officer recoupment or claw back policy of the Board of Directors (including, but not limited to, Exelon’s Financial Restatement Compensation Recoupment Policy), as in effect from time to time. Any termination and/or recoupment of benefits under the Plan shall be in addition and without prejudice to any other remedies that the Company may elect to assert. IN WITNESS WHEREOF, Exelon Corporation has caused this instrument to be executed effective as of December 1, 2025. EXELON CORPORATION By:_____ __________________________________ Denise Galambos Senior Vice President, Chief People and Equity Officer